UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2011

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on February 11, 2011, Seahawk Drilling, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, Seahawk Global Holdings LLC, a Delaware limited liability company, Seahawk Mexico Holdings LLC, a Delaware limited liability company, Seahawk Drilling Management LLC, a Delaware limited liability company, Seahawk Drilling LLC, a Delaware limited liability company, Seahawk Offshore Management LLC, a Delaware limited liability company, Energy Supply International LLC, a Delaware limited liability company, and Seahawk Drilling USA LLC, a Delaware limited liability company (collectively, with the Company, the “Debtors”), each filed voluntary petitions for relief (collectively, the “Bankruptcy Case”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”).

On May 20, 2011, the Debtors filed their Joint Plan of Reorganization of the Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code and proposed Disclosure Statement Accompanying the Joint Plan of Reorganization of the Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. On July 6, 2011, the Debtors filed their First Amended Joint Plan of Reorganization of the Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code (the “Amended Plan”) and proposed Disclosure Statement Accompanying the First Amended Joint Plan of Reorganization of the Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the “Disclosure Statement”).

On September 28, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended Plan, as further modified and supplemented through September 27, 2011 (the “Final Plan”). The descriptions of the Confirmation Order and the Final Plan contained herein do not purport to be complete and are qualified in their entirety by reference to the Confirmation Order and Final Plan. A copy of the Final Plan, as confirmed, and the Confirmation Order are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. All documents filed in connection with the Bankruptcy Case, including the Confirmation Order, the Final Plan and the Disclosure Statement, are publicly available and may be accessed free of charge at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, http://www.kccllc.net/seahawk.

The Final Plan provides for the resolution of outstanding claims and interests in the Debtors. As provided in the Final Plan, with the exception of the payment of the DIP Loan (as defined below), no distribution of the approximately 22.3 million shares of common stock of Hercules Offshore, Inc., which was received as part of the consideration for the sale of substantially all of the Debtors’ drilling and other related assets (the “Hercules Common Stock”) will be made to holders of Allowed Claims (as defined in the Final Plan) or to holders of Allowed Class 8 Interests (as defined in the Final Plan) until after the Initial Distribution Date. The Initial Distribution Date is generally defined in the Final Plan to mean the date that is the later to occur of (i) the termination of Pride International, Inc.’s (“Pride”) obligations to provide further credit support to the Debtors and the expiration of currently outstanding letters of credit arranged by Pride in favor of affiliates of the Debtors, (ii) the effective date of an agreement settling all disputed claims among Pride and the Debtors, or (iii) 20 days following the entry of an order by the Bankruptcy Court resolving the disputed claims among Pride and the Debtors. In addition, no distributions will be made to any holder of Allowed Class 8 Interests until after all allowed claims against the Debtors have been paid in full or reserved in full in accordance with the terms of the Final Plan.

As provided in the Final Plan, allowed administrative claims, priority tax claims and secured tax claims will be paid in cash from the Liquidating Trust (as defined in the Final Plan). The allowed administrative claim of Hayman Capital Master Fund, L.P. (“Hayman”) will be paid in Hercules Common Stock or cash in accordance with the terms of the Debtor-In-Possession Loan, Security and Guaranty Agreement dated as of April 27, 2011, among the Company, as Borrower, the other Debtors, as guarantors and Hayman, as lender (the “DIP Loan”). The allowed (i) other secured claims, (ii) priority non-tax claims, (iii) allowed general unsecured claims, (iv) litigation and other contingent unsecured claims, (v) disputed Pride International, Inc. claims and (vi) subordinated claims will be paid in Hercules Common Stock in accordance with the terms of the Final Plan. The remaining Hercules Common Stock and cash, if any, will be distributed to the holders of allowed interests on a pro rata basis, as provided in the Final Plan.

On the effective date of the Final Plan (the “Effective Date”), all interests in the Company consisting of outstanding shares of common stock of the Company will be cancelled and any certificated or electronic shares representing such shares will become null, void and of no force or effect. In accordance with the terms of the Final Plan, on the Effective Date, the Company will issue 100 new shares of common stock to the Liquidating Trust to be held in accordance with the terms of the Final Plan.

The Company anticipates that the Effective Date will be on or around October 4, 2011. The Effective Date will be designated on the Notice of Effective Date (as defined in the Final Plan) filed in accordance with the Final Plan. The Notice of Effective Date to be filed by the Debtors shall (i) state that all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the official committees appointed pursuant to the Bankruptcy Code in the Bankruptcy Case, (ii) specify the Effective Date and (iii) set forth the name, address, email address and telephone number of the Liquidating Trustee (as defined in the Final Plan).

On the Effective Date, the Debtors will deliver all of the Liquidating Trust Assets (as defined in the Final Plan) to the Liquidating Trust for the beneficial interest of holders of allowed claims and interests under the Final Plan. Additionally, on the Effective Date, the Hercules Common Stock will continue to be held pursuant to an escrow agreement on behalf of the Debtors for later distribution to holders of allowed claims and interests under the Final Plan. Thereafter, (i) the Liquidating Trustee will make all distributions of cash to the holders of allowed claims and interests, as applicable, in accordance with the provisions of this Final Plan and the Liquidating Trust Agreement (as defined in the Final Plan) and (ii) the escrow agent, on behalf of the Debtors, will make all distributions of Hercules Common Stock to the holders of allowed claims and interests, as applicable, in accordance with the provisions of the Final Plan.

As of the close of business on the Effective Date, the Interests Register (as defined in the Final Plan) will be prepared. The Company’s transfer agent charged with maintaining the record of registered holders of equity interests in the Company shall, in conjunction with the cancellation of the outstanding equity interests of the Company, prepare a list of all such holders, and the number of shares held as of the Effective Date, and shall forward that list to the Plan Agent (as defined in the Final Plan) for inclusion in the Interests Register. The listing of such former registered holders of equity interests in the Company, including former holders of the Company’s common stock who held equity interests in their own name, shall represent only the right of such holder to receive distributions in accordance with the Final Plan on account of the canceled equity interests. The former holders of the Company’s common stock who held equity interests in their own name may transfer those rights by notifying the Plan Agent of such transfer.

On the Effective Date, The Depository Trust Company (“DTC”), in conjunction with the cancellation of the equity interests of the Company, will prepare a list of all holders of such interests shown on the records of DTC as of the Effective Date, forward that list to the Plan Agent for inclusion in the Interests Register and establish an “escrow CUSIP” number or numbers representing the shares held by the former holders of Interests which escrow CUSIP number(s) shall represent only the right of such holder to receive distributions on account of the canceled Interests (an “Escrow CUSIP Interest”). The holders of rights in the Escrow CUSIP Interests, including former beneficial owners of the Company’s common stock, may transfer those rights.

As of September 29, 2011, the Company had 12,582,455 shares of common stock issued and outstanding. No shares are reserved for future issuance in respect of claims and interests filed and allowed under the Final Plan.

The assets and liabilities of the Debtors as of August 31, 2011 are set forth in the unaudited monthly operating report for the period from August 1, 2011 to August 31, 201 (the “Monthly Operating Report”), filed by the Debtors with the Bankruptcy Court, and furnished to the Securities and Exchange Commission (“SEC”), on September 30, 2011.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report contains consolidated information regarding the Debtors and does not contain information regarding the non-Debtor subsidiaries of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was prepared in accordance with Generally Accepted Accounting Principles in the United States, except as otherwise noted in the Monthly Operating Report, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 3.03. Material Modification to the Rights of Security Holders.

Pursuant to the Final Plan, all outstanding equity interests of the Company, including but not limited to all outstanding shares of common stock, are cancelled and extinguished on the Effective Date.

Item 5.01. Change in Control of the Registrant.

In accordance with the terms of the Final Plan, on the Effective Date, the Company will issue 100 new shares of common stock to the Liquidating Trust, at which time the Liquidating Trust will be the sole stockholder of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, and as contemplated by the Final Plan, each member of the Company’s board of directors and each officer of the Company will be removed. Accordingly, each of the Company’s directors, Franklin Myers, John T. Nesser, III and Edmund P. Segner, III, and the Company’s remaining executive officer, James R. Easter, will cease to be directors or officers of the Company on the Effective Date. On the Effective Date, the trustee of the Liquidating Trust will be appointed the sole officer and director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	First Amended Joint Plan of Reorganization of the Debtors and Debtors-In- Possession Under Chapter 11 of the Bankruptcy Code, as further amended and supplemented through September 27, 2011

99.2	Confirmation Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: October 3, 2011	By:	/S/ JAMES R. EASTER
James R. Easter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Amended Joint Plan of Reorganization of the Debtors and Debtors-In Possession Under Chapter 11 of the Bankruptcy Code, as further amended and supplemented through September 27, 2011

99.2	Confirmation Order